UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2023

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2023, we held our annual meeting of stockholders, where our stockholders voted on the following proposals:

Proposal 1 - Election of Directors. Our stockholders elected Robert Bass, Kerry D. Chandler, and Glenn Kelman as Class B directors based on the following results.

	For	Against	Abstain	Broker Non-Vote
Robert Bass	59,885,157	2,608,879	96,073	24,438,817
Kerry D. Chandler	61,782,653	714,847	92,609	24,438,817
Glenn Kelman	61,809,275	725,295	55,539	24,438,817

Proposal 2 - Advisory Vote on Named Executive Officer Compensation. Our stockholders approved, on an advisory basis, the 2022 compensation of our named executive officers based on the following results.

For	Against	Abstain	Broker Non-Vote
61,917,146	569,331	103,632	24,438,817

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP ("Deloitte"). Our stockholders ratified the appointment of Deloitte as our independent registered public accounting firm for 2023 based on the following results.

For	Against	Abstain
86,594,497	295,449	138,980

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: June 14, 2023	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer